Exhibit 99.1

Investor	Nancy Christal	Media	Eileen H. Boone
Contact:	Senior Vice President	Contact:	Senior Vice President
	Investor Relations		Corporate Communications & Community Relations
(914) 722-4704
(401) 770-4561

FOR IMMEDIATE RELEASE

CVS CAREMARK REPORTS RECORD SECOND QUARTER RESULTS

2013 GUIDANCE RANGE NARROWED PRIMARILY TO REFLECT TIMING OF SHARE REPURCHASES AND STRONG OPERATING RESULTS

Second Quarter Year-over-year Highlights:

▪	Operating profit increased 15.2% to approximately $2.0 billion

▪	Adjusted EPS increased 19.6% to $0.97; GAAP diluted EPS from continuing operations increased 20.8% to $0.91

▪	Retail pharmacy same store prescription volumes increased 1.8%, or 5.0% on a 30-day equivalent basis

▪	Retail pharmacy same store sales increased 0.8%; total same store sales increased 0.4%

Year-to-date Highlights:

▪	Generated free cash flow of $1.7 billion

▪	Cash flow from operations of $2.5 billion

2013 Guidance:

▪	Narrowed 2013 full-year Adjusted EPS range to $3.90 to $3.96 and GAAP diluted EPS from continuing operations range to $3.65 to $3.71

▪	Provided third quarter Adjusted EPS guidance of $1.00 to $1.03 and GAAP diluted EPS from continuing operations guidance of $0.94 to $0.97

▪	Expect full year free cash flow of $4.8 to $5.1 billion and cash flow from operations of $6.4 to $6.6 billion

WOONSOCKET, RHODE ISLAND, August 6, 2013 - CVS Caremark Corporation (NYSE: CVS) today announced operating results for the three months ended June 30, 2013.

Revenues

Net revenues for the three months ended June 30, 2013, increased 1.7%, or $534 million, compared to the three months ended June 30, 2012.

Revenues in the Pharmacy Services Segment increased 2.0%, or $377 million, in the three months ended June 30, 2013. The growth was primarily driven by volume increases across all channels and drug cost inflation in our specialty pharmacy business, partially offset by the impact of new generic introductions. Pharmacy network claims processed during the three months ended June 30, 2013, increased 4.1% to 205.9 million, compared to 197.8 million in the prior year period. The increase in pharmacy network claims was primarily due to additional claims activity associated with new clients. Mail choice claims processed during the three months ended June 30, 2013, increased approximately 1.0% to 20.7 million, compared to 20.5 million in the prior year period. The increase in the mail choice claim volume was primarily due to increased claims associated with the continuing adoption of our Maintenance Choice® offerings.

Revenues in the Retail Pharmacy Segment increased 1.9%, or $293 million, in the three months ended June 30, 2013. Same store sales increased 0.4% when compared to the prior year period, with pharmacy same store sales up 0.8% and front store same store sales down 0.4%. The increase in same store sales was primarily driven by same store prescription volumes, partially offset by new generic drug introductions and the shift of the Easter holiday from April in 2012 to March in 2013. Pharmacy same store prescription volumes rose 1.8% when 90-day prescriptions are counted as one prescription. On a 30-day equivalent basis, same store prescription volumes increased 5.0% in the quarter. Pharmacy same store sales were negatively impacted by approximately 670 basis points due to recent generic introductions. Front store same store sales were negatively impacted by approximately 65 basis points due to the shift of the Easter holiday.

For the three months ended June 30, 2013, the generic dispensing rate increased approximately 270 basis points in our Pharmacy Services Segment, to 80.7%, and approximately 280 basis points in our Retail Pharmacy Segment, to 81.9%, compared to the prior year period.

Income from Continuing Operations Attributable to CVS Caremark

Income from continuing operations attributable to CVS Caremark for the three months ended June 30, 2013, increased 15.9%, or approximately $154 million, to $1.1 billion, compared with $967 million during the three months ended June 30, 2012. The increase in income from continuing operations was primarily driven by the positive impact from new generics, which significantly improved operating profit in both our Pharmacy Services and Retail Pharmacy segments. Adjusted earnings per share from continuing operations attributable to CVS Caremark (Adjusted EPS) for the three months ended June 30, 2013 and 2012, was $0.97 and $0.81, respectively, an increase of 19.6%. Adjusted EPS excludes $124 million and $123 million of intangible asset amortization related to acquisition activity in the three months ended June 30, 2013, and 2012, respectively. GAAP earnings per diluted share from continuing operations attributable to CVS Caremark for the three months ended June 30, 2013, and 2012, was $0.91 and $0.75, respectively, an increase of 20.8%.

President and Chief Executive Officer Larry Merlo said, “Our second quarter results reflect very strong operating performance, with operating profit increasing 15% enterprise-wide, with 32% growth in the PBM and 9% growth in the retail business. As expected, new generic drug introductions continued to be a significant growth driver across the enterprise, resulting in healthy margin expansion and earnings growth. We achieved Adjusted EPS for the quarter at the high end of our guidance range despite a higher-than-anticipated share count.”

Mr. Merlo continued, “A primary reason for our higher-than-anticipated share count is that we suspended share repurchases during part of the second quarter while we were engaged in negotiations with the SEC concerning the agreement in principle we announced last week. However, we remain committed to returning significant value to our shareholders through both dividends and share repurchases. We have delivered $1.7 billion in free cash flow year-to-date and we expect to complete our planned $4 billion in share repurchases during 2013.”

Real Estate Program

During the three months ended June 30, 2013, the Company opened 23 new retail drugstores, and closed one retail drugstore and one retail specialty pharmacy store. In addition, the Company relocated 24 retail drugstores. As of June 30, 2013, the Company operated 7,617 locations in 45 states, the District of Columbia, Puerto Rico and Brazil. These locations included 7,553 retail drugstores, 18 onsite pharmacies, 30 retail specialty pharmacy stores, 12 specialty mail order pharmacies and four mail service pharmacies.

Guidance

The Company narrowed its earnings guidance range for the full year 2013, primarily to reflect the timing of share repurchases and strong operating results. The Company completed $355 million in share repurchases during the second quarter and $748 million year to date, which is less than originally anticipated. These 2013 guidance estimates assume the completion of approximately $4 billion in previously authorized share repurchases this year. However, with share repurchases back-half weighted as opposed to occurring ratably throughout the year as originally anticipated, this timing shift is estimated to dampen the accretive impact on the Company's EPS in 2013 by as much as 4 cents per share. The Company currently expects to deliver Adjusted EPS of $3.90 to $3.96 and GAAP diluted earnings per share from continuing operations of $3.65 to $3.71 per share in 2013. The Company expects to deliver 2013 free cash flow of $4.8 billion to $5.1 billion, and 2013 cash flow from operations guidance of $6.4 billion to $6.6 billion.

Teleconference and Webcast

The Company will be holding a conference call today for the investment community at 8:30 am (EDT) to discuss its quarterly results. An audio webcast of the call will be broadcast simultaneously for all interested parties through the Investor Relations section of the CVS Caremark website at http://info.cvscaremark.com/investors. This webcast will be archived and available on the website for a one-year period following the conference call.

About the Company

CVS Caremark is dedicated to helping people on their path to better health as the largest integrated pharmacy company in the United States. Through the Company’s more than 7,500 retail pharmacy stores; its leading pharmacy benefit manager serving more than 60 million plan members; and its retail health clinic system, the largest in the nation with more than 650 MinuteClinic® locations, it is a market leader in mail order, retail and specialty pharmacy, retail clinics, and Medicare Part D Prescription Drug Plans. As a pharmacy innovation company with an unmatched breath of capabilities, CVS Caremark continually strives to improve health and lower costs by developing new approaches such as its unique Pharmacy Advisor® program that helps people with chronic diseases such as diabetes obtain and stay on their medications. Find more information about how CVS Caremark is reinventing pharmacy for better health at http://info.cvscaremark.com/.

Forward-Looking Statements

This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2012 and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q.

— Tables Follow —

CVS CAREMARK CORPORATION
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, except per share amounts	2013	2012	2013	2012

Net revenues	$31,248	$30,714	$62,011	$61,512
Cost of revenues	25,412	25,265	50,593	50,950
Gross profit	5,836	5,449	11,418	10,562
Operating expenses	3,868	3,741	7,751	7,451
Operating profit	1,968	1,708	3,667	3,111
Interest expense, net	126	132	252	263
Income before income tax provision	1,842	1,576	3,415	2,848
Income tax provision	720	610	1,337	1,106
Income from continuing operations	1,122	966	2,078	1,742
Loss from discontinued operations, net of tax	(1)	(1)	(1)	(2)
Net income	1,121	965	2,077	1,740
Net loss attributable to noncontrolling interest	—	1	—	2
Net income attributable to CVS Caremark	$1,121	$966	$2,077	$1,742

Income from continuing operations attributable to CVS Caremark:
Income from continuing operations	$1,121	$966	$2,077	$1,742
Net loss attributable to noncontrolling interest	—	1	—	2
Income from continuing operations attributable to CVS Caremark	$1,121	$967	$2,077	$1,744

Basic earnings per common share:
Income from continuing operations attributable to CVS Caremark	$0.91	$0.76	$1.69	$1.35
Loss from discontinued operations attributable to CVS Caremark	—	—	—	—
Net income attributable to CVS Caremark	$0.91	$0.76	$1.69	$1.35
Weighted average basic common shares outstanding	1,227	1,278	1,230	1,289

Diluted earnings per common share:
Income from continuing operations attributable to CVS Caremark	$0.91	$0.75	$1.68	$1.34
Loss from discontinued operations attributable to CVS Caremark	—	—	—	—
Net income attributable to CVS Caremark	$0.91	$0.75	$1.68	$1.34
Weighted average diluted common shares outstanding	1,236	1,287	1,238	1,298

Dividends declared per common share	$0.2250	$0.1625	$0.4500	$0.3250

CVS CAREMARK CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
In millions, except per share amounts	2013	2012
Assets:
Cash and cash equivalents	$1,174	$1,375
Short-term investments	5	5
Accounts receivable, net	7,093	6,473
Inventories	10,578	10,759
Deferred income taxes	606	663
Other current assets	413	577
Total current assets	19,869	19,852
Property and equipment, net	8,708	8,632
Goodwill	26,554	26,395
Intangible assets, net	9,657	9,753
Other assets	1,496	1,280
Total assets	$66,284	$65,912

Liabilities:
Accounts payable	$5,178	$5,070
Claims and discounts payable	3,993	3,974
Accrued expenses	3,501	4,051
Short-term debt	—	690
Current portion of long-term debt	18	5
Total current liabilities	12,690	13,790
Long-term debt	9,358	9,133
Deferred income taxes	3,796	3,784
Other long-term liabilities	1,534	1,501
Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock, par value $0.01: 0.1 shares authorized; none issued or outstanding	—	—
Common stock, par value $0.01: 3,200 shares authorized; 1,676 shares issued and
1,227 shares outstanding at June 30, 2013 and 1,667 shares issued and 1,231 shares
outstanding at December 31, 2012	17	17
Treasury stock, at cost: 448 shares at June 30, 2013 and 435 shares at December 31,
2012	(16,987)	(16,270)
Shares held in trust: 1 share at June 30, 2013 and December 31, 2012	(31)	(31)
Capital surplus	29,532	29,120
Retained earnings	26,573	25,049
Accumulated other comprehensive loss	(198)	(181)
Total shareholders’ equity	38,906	37,704
Total liabilities and shareholders’ equity	$66,284	$65,912

CVS CAREMARK CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
In millions	2013	2012
Cash flows from operating activities:
Cash receipts from customers	$56,446	$57,644
Cash paid for inventory and prescriptions dispensed by retail network pharmacies	(44,657)	(45,289)
Cash paid to other suppliers and employees	(7,452)	(7,134)
Interest received	2	1
Interest paid	(267)	(281)
Income taxes paid	(1,530)	(924)
Net cash provided by operating activities	2,542	4,017

Cash flows from investing activities:
Purchases of property and equipment	(804)	(818)
Proceeds from sale of property and equipment	11	—
Acquisitions (net of cash acquired) and other investments	(300)	(274)
Proceeds from sale of subsidiary	—	7
Net cash used in investing activities	(1,093)	(1,085)

Cash flows from financing activities:
Decrease in short-term debt	(690)	(550)
Repayments of long-term debt	—	(54)
Purchase of noncontrolling interest in subsidiary	—	(26)
Dividends paid	(553)	(420)
Proceeds from exercise of stock options	309	518
Excess tax benefits from stock-based compensation	34	8
Repurchase of common stock	(748)	(1,998)
Net cash used in financing activities	(1,648)	(2,522)
Effect of exchange rates on cash	(2)	—
Net increase (decrease) in cash and cash equivalents	(201)	410
Cash and cash equivalents at the beginning of the year	1,375	1,413
Cash and cash equivalents at the end of the year	$1,174	$1,823

Reconciliation of net income to net cash provided by operating activities:
Net income	$2,077	$1,740
Adjustments required to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	951	854
Stock-based compensation	66	64
Deferred income taxes and other non-cash items	82	83
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(575)	(13)
Inventories	204	(527)
Other current assets	165	254
Other assets	(138)	(181)
Accounts payable and claims and discounts payable	98	655
Accrued expenses	(412)	1,095
Other long-term liabilities	24	(7)
Net cash provided by operating activities	$2,542	$4,017

Adjusted Earnings Per Share
(Unaudited)

For internal comparisons, management finds it useful to assess year-over-year performance by adjusting diluted earnings per share for amortization, which primarily relates to acquisition activities.

The Company defines adjusted earnings per share as income before income tax provision plus amortization, less adjusted income tax provision, plus net loss attributable to noncontrolling interest divided by the weighted average diluted common shares outstanding.

The following is a reconciliation of income before income tax provision to adjusted earnings per share:

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, except per share amounts	2013	2012	2013	2012

Income before income tax provision	$1,842	$1,576	$3,415	$2,848
Amortization	124	123	246	241
Adjusted income before income tax provision	1,966	1,699	3,661	3,089
Adjusted income tax provision(1)	769	658	1,433	1,199
Adjusted income from continuing operations	1,197	1,041	2,228	1,890
Net loss attributable to noncontrolling interest	—	1	—	2
Adjusted income from continuing operations attributable to
CVS Caremark	$1,197	$1,042	$2,228	$1,892

Weighted average diluted common shares outstanding	1,236	1,287	1,238	1,298
Adjusted earnings per share from continuing operations
attributable to CVS Caremark	$0.97	$0.81	$1.80	$1.46

(1)   The adjusted income tax provision is computed using the effective income tax rate from the consolidated statement of income.

Free Cash Flow
(Unaudited)

The Company defines free cash flow as net cash provided by operating activities less net additions to properties and equipment (i.e., additions to property and equipment plus proceeds from sale-leaseback transactions).

The following is a reconciliation of net cash provided by operating activities to free cash flow:

	Six Months Ended June 30,
In millions	2013	2012

Net cash provided by operating activities	$2,542	$4,017
Subtract: Additions to property and equipment	(804)	(818)
Free cash flow	$1,738	$3,199

Supplemental Information
(Unaudited)

The Company evaluates its Pharmacy Services and Retail Pharmacy Segment performance based on net revenue, gross profit and operating profit before the effect of nonrecurring charges and gains and certain intersegment activities. The Company evaluates the performance of its Corporate Segment based on operating expenses before the effect of nonrecurring charges and gains and certain intersegment activities. The following is a reconciliation of the Company’s segments to the accompanying consolidated financial statements:

In millions	Pharmacy Services Segment(1)	Retail Pharmacy Segment	Corporate Segment	Intersegment Eliminations(2)	Consolidated Totals
Three Months Ended
June 30, 2013:
Net revenues	$18,800	$16,139	$—	$(3,691)	$31,248
Gross profit	963	5,000	—	(127)	5,836
Operating profit (loss)	675	1,596	(176)	(127)	1,968
June 30, 2012:
Net revenues	18,423	15,846	—	(3,555)	30,714
Gross profit	777	4,769	—	(97)	5,449
Operating profit (loss)	511	1,469	(175)	(97)	1,708
Six Months Ended
June 30, 2013:
Net revenues	37,111	32,191	—	(7,291)	62,011
Gross profit	1,731	9,952	—	(265)	11,418
Operating profit (loss)	1,174	3,133	(375)	(265)	3,667
June 30, 2012:
Net revenues	36,722	31,869	—	(7,079)	61,512
Gross profit	1,393	9,341	—	(172)	10,562
Operating profit (loss)	860	2,766	(343)	(172)	3,111
Total Assets:
June 30, 2013	36,271	29,639	1,364	(990)	66,284
December 31, 2012	36,057	29,183	1,408	(736)	65,912
Goodwill:
June 30, 2013	19,658	6,896	—	—	26,554
December 31, 2012	19,646	6,749	—	—	26,395

(1)         Net revenues of the Pharmacy Services Segment include approximately $2.0 billion and $2.1 billion of retail co-payments for the three months ended June 30, 2013 and 2012, respectively, as well as $4.2 billion and $4.4 billion of retail co-payments for the six months ended June 30, 2013 and 2012, respectively.

(2)
Intersegment eliminations relate to two types of transaction: (i) Intersegment revenues that occur when Pharmacy Services Segment customers use Retail Pharmacy Segment stores to purchase covered products. When this occurs, both the Pharmacy Services and Retail Pharmacy segments record the revenue on a standalone basis, and (ii) Intersegment revenues, gross profit and operating profit that occur when Pharmacy Services Segment customers, through the Company's intersegment activities (such as the Maintenance Choice program), elect to pick-up their maintenance prescriptions at Retail Pharmacy Segment stores instead of receiving them through the mail. When this occurs, both the Pharmacy Services and Retail Pharmacy segments record the revenue, gross profit and operating profit on a standalone basis. The following amounts are eliminated in consolidation in connection with the item (ii) intersegment activity: net revenues of $1.1 billion and $840 million for the three months ended June 30, 2013 and 2012, respectively, and $2.0 billion and $1.6 billion for the six months ended June 30, 2013 and 2012, respectively; gross profit and operating profit of $127 million and $97 million for the three months ended June 30, 2013 and 2012, respectively, and $265 million and $172 million for the six months ended June 30, 2013 and 2012, respectively.

Supplemental Information
(Unaudited)

Pharmacy Services Segment

The following table summarizes the Pharmacy Services Segment’s performance for the respective periods:

	Three Months Ended June 30,		Six Months Ended June 30,
In millions	2013	2012	2013	2012

Net revenues	$18,800	$18,423	$37,111	$36,722
Gross profit	963	777	1,731	1,393
Gross profit % of net revenues	5.1%	4.2%	4.7%	3.8%
Operating expenses	288	266	557	533
Operating expense % of net revenues	1.5%	1.4%	1.5%	1.5%
Operating profit	675	511	1,174	860
Operating profit % of net revenues	3.6%	2.8%	3.2%	2.3%
Net revenues(1):
Mail choice(2)	$6,036	$5,744	$11,905	$11,410
Pharmacy network(3)	12,709	12,625	25,100	25,209
Other	55	54	105	103
Pharmacy claims processed(1):
Total	226.6	218.3	454.3	437.2
Mail choice(2)	20.7	20.5	41.3	40.9
Pharmacy network(3)	205.9	197.8	413.0	396.3
Generic dispensing rate(1):
Total	80.7%	78.0%	80.6%	77.3%
Mail choice(2)	75.8%	71.2%	75.6%	70.1%
Pharmacy network(3)	81.1%	78.6%	81.0%	78.0%
Mail choice penetration rate	22.4%	22.9%	22.3%	22.9%

(1)	Pharmacy network net revenues, claims processed and generic dispensing rates do not include Maintenance Choice, which are included within the mail choice category.

(2)	Mail choice is defined as claims filled at a Pharmacy Services mail facility, which include specialty mail claims, as well as 90-day claims filled at retail under the Maintenance Choice program.

(3)	Pharmacy network is defined as claims filled at retail pharmacies, including our retail drugstores, but excluding Maintenance Choice activity.

Supplemental Information
(Unaudited)

Retail Pharmacy Segment

The following table summarizes the Retail Pharmacy Segment’s performance for the respective periods:

	Three Months Ended June 30,		Six Months Ended June 30,
In millions	2013	2012	2013	2012

Net revenues	$16,139	$15,846	$32,191	$31,869
Gross profit	5,000	4,769	9,952	9,341
Gross profit % of net revenues	31.0%	30.1%	30.9%	29.3%
Operating expenses	3,404	3,300	6,819	6,575
Operating expense % of net revenues	21.1%	20.8%	21.2%	20.6%
Operating profit	1,596	1,469	3,133	2,766
Operating profit % of net revenues	9.9%	9.3%	9.7%	8.7%
Retail prescriptions filled (90 Day = 1Rx)	181.1	176.4	365.8	355.9
Retail prescriptions filled (90 Day = 3 Rx) (1)	220.3	208.5	441.8	418.5
Net revenue increase:
Total	1.9%	6.9%	1.0%	8.4%
Pharmacy	2.2%	8.3%	0.5%	9.7%
Front store	1.1%	3.9%	2.1%	5.5%
Total prescription volume (90 Day = 1 Rx)	2.6%	8.7%	2.8%	8.5%
Total prescription volume (90 Day = 3 Rx) (1)	5.6%	10.8%	5.6%	10.6%
Same store increase (decrease):
Total sales	0.4%	5.6%	(0.4)%	7.0%
Pharmacy sales	0.8%	7.2%	(0.8)%	8.5%
Front store sales	(0.4)%	2.3%	0.5%	3.7%
Prescription volume (90 Day = 1 Rx)	1.8%	7.7%	1.9%	7.4%
Prescription volume (90 Day = 3 Rx) (1)	5.0%	9.8%	4.9%	9.5%
Generic dispensing rate	81.9%	79.1%	81.6%	78.6%
Pharmacy % of total revenues	69.1%	68.8%	69.0%	69.4%
Third party % of pharmacy revenue	97.8%	97.6%	97.8%	97.9%

(1)
Includes the adjustment to convert 90-day prescriptions to the equivalent of three 30-day prescriptions. This adjustment reflects the fact that these prescriptions include approximately three times the amount of product days supplied compared to a normal prescription.

Adjusted Earnings Per Share Guidance
(Unaudited)

The following reconciliation of estimated income before income tax provision to estimated adjusted earnings per share contains forward-looking information that is subject to risks and uncertainties that could cause actual results to differ materially. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2012 and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q. For internal comparisons, management finds it useful to assess year-over-year performance by adjusting diluted earnings per share for amortization, which primarily relates to acquisition activities.

In millions, except per share amounts	Year Ending December 31, 2013

Income before income tax provision	$7,347	$7,476
Amortization	495	495
Adjusted income before income tax provision	7,842	7,971
Adjusted income tax provision	3,054	3,111
Adjusted income from continuing operations attributable to CVS Caremark	$4,788	$4,860

Weighted average diluted common shares outstanding	1,229	1,227
Adjusted earnings per share from continuing operations attributable to CVS Caremark	$3.90	$3.96

	Three Months Ending September 30, 2013

Income before income tax provision	$1,888	$1,942
Amortization	125	125
Adjusted income before income tax provision	2,013	2,067
Adjusted income tax provision	781	800
Adjusted income from continuing operations attributable to CVS Caremark	$1,232	$1,267

Weighted average diluted common shares outstanding	1,234	1,233
Adjusted earnings per share from continuing operations attributable to CVS Caremark	$1.00	$1.03

Free Cash Flow Guidance
(Unaudited)

The following reconciliation of net cash provided by operating activities to free cash flow contains forward-looking information that is subject to risks and uncertainties that could cause actual results to differ materially. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2012 and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q. For internal comparisons, management finds it useful to assess year-over-year cash flow performance by adjusting cash provided by operating activities, by capital expenditures and proceeds from sale-leaseback transactions.

In millions	Year Ending December 31, 2013

Net cash provided by operating activities	$6,350	$6,550
Subtract: Additions to property and equipment	(2,200)	(2,000)
Add: Proceeds from sale-leaseback transactions	600	500
Free cash flow	$4,750	$5,050